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                                                                Exhibit 10.02(d)


THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED MARCH 24, 2003 IN FAVOR OF DVI BUSINESS CREDIT CORPORATION AND DVI FINANCIAL SERVICES INC., A COPY OF WHICH MAY BE OBTAINED FROM OBLIGOR. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS NOTE, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL OR INTEREST THEREON WILL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE OBLIGOR THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 PROMISSORY NOTE

$_____________                                                   March 24, 2003

      For value received, the undersigned, Occupational Health + Rehabilitation Inc, a Delaware corporation ("Obligor"), hereby promises to pay to the order of _________________________ ("Lender"), at Lender's principal office at
_____________________or at such other place as may be designated from time to time in writing by Lender, the principal sum of $_____________ together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, at the rate of eight percent (8%) per annum, payable as set forth below. To the extent permitted by applicable law, if an Event of Default (as defined below) has occurred and is continuing, the rate of interest on any unpaid principal or interest hereunder shall be seven percent (7%) per annum above the rate of interest set forth in the immediately preceding sentence until such time as the Company cures such Event of Default, whereupon the rate of interest shall again be eight percent (8%) per annum. Interest shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Promissory Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States.

      Principal and interest accrued to the date thereof shall be paid in three
(3) equal installments of principal of $__________ each, on March 24, 2004, June 24, 2004, in each case together with the accrued interest thereon and with a final payment of all unpaid principal and accrued interest thereon on September 24, 2004.

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                                     - 2 -

      If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day following. Obligor shall make all payments on a pro rata basis on all Promissory Notes issued pursuant to the Repurchase Agreement (as defined below).

      This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

      This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events (an "Event of Default") by or with respect to
Obligor: (1) failure to pay any amount as herein set forth; (2) default in the performance by Obligor of any other obligation to Lender, which default is not cured within thirty (30) days; (3) insolvency (however evidenced) or the commission of any act of insolvency; (4) the making of a general assignment for the benefit of creditors; (5) the filing of any petition or the commencement of any proceeding for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors; (6) suspension of all or substantially all of the business of the Company; (7) a default under any arrangement or agreement with a third party for debt or a credit facility to which this note is subordinated or is otherwise junior to in priority; or (8) any breach or violation of the terms of the Transaction Documents (as such term is defined in the Series A Convertible Preferred Stock Repurchase Agreement (the "Repurchase Agreement") by and among the Obligor and the parties named therein), after Obligor has received notice of such breach or violation and such breach or violation remains uncured after 10 days.

      Any deposits or other sums at any time credited by or due from Lender to or for Obligor and any securities or other property of Obligor in the possession of Lender shall at all times be held and treated as collateral security for the payment of this Promissory Note and any other liability now existing or hereafter arising of Obligor to Lender and Lender may apply or set off any such deposits and sums against said liabilities.

      If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

      No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

      This Promissory Note is delivered in and shall be enforceable in accordance with the internal domestic laws of the State of Delaware (without regard to the conflicts of law provisions

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                                     - 3 -


thereof), and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

      This Promissory Note is one of a series of Promissory Notes of like tenor issued by Obligor pursuant to a certain Series A Convertible Preferred Stock Repurchase Agreement among the Obligor and the Sellers listed on Schedule I thereto (the "Repurchase Agreement"). The Promissory Notes issued pursuant to the Repurchase Agreement may be amended as to all Lenders with the written consent of holders of the Promissory Notes whose aggregate face value equals or exceeds 66-2/3% of the aggregate face value of all the Promissory Notes issued under the Repurchase Agreement.

      Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

                           OCCUPATIONAL HEALTH + REHABILITATION INC:

                           By: /s/ Keith G. Frey
                               ----------------------------------------
                           Name:    Keith G. Frey
                                ---------------------------------------
                           Title:   Chief Financial Officer
                                 --------------------------------------


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                                     - 4 -

List of Subordinated Creditors and Amount of Each Note



Name of Subordinated Creditor                       Principal amounts of Notes
-----------------------------                       --------------------------

Cahill, Warnock Strategic Partners Fund, L.P.            $   1,294,049.41

Strategic Associates, L.P.                               $      71,701.91

Venrock Associates                                       $     127,047.21

Venrock Associates II, L.P.                              $     190,569.86

The Venture Capital Fund of New England III, L.P.        $     127,047.21

Asset Management Associates, 1989, L.P.                  $     158,807.58

Pantheon Global PCC Limited                              $     330,322.37

AXA U.S. Growth Fund LLC                                 $     165,161.18

Double Black Diamond II LLC                              $      31,762.28

Vincent Worms                                            $      12,701.48

BancBoston Ventures, Inc.                                $     190,569.86
                                                         ----------------
                                       Totals            $   2,699,740.35
                                                         ================